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                                                                     EXHIBIT 8.1


                        [ON THE LETTERHEAD OF LINKLATERS]







                                                             21 November 2000

AXA
25, avenue Matignon
75008 Paris
France
                                       AXA
                  EXCHANGE OFFER FOR SHARES OF COMMON STOCK OF
                    AXA FINANCIAL, INC. AND SUBSEQUENT MERGER
                        REGISTRATION STATEMENT FORM F-4
                                  (tax opinion)


Ladies and Gentlemen:

         Reference is made to the Registration Statement on Form F-4 including any amendments or supplements thereto (the "REGISTRATION STATEMENT") of AXA, a French SOCIETE ANONYME A DIRECTOIRE ET CONSEIL DE SURVEILLANCE, relating to an exchange offer for Shares of Common Stock of AXA Financial, Inc. and the merger transactions undertaken in connection therewith as described in the Registration Statement (the "EXCHANGE OFFER AND MERGER").

         Our opinion, subject to the limitations and conditions set forth therein, concerning certain French tax consequences of the Exchange Offer and Merger, under currently applicable French tax law, is set forth in the discussion under the caption "Taxation" in the Registration Statement.

         We hereby consent to the filing of this opinion with the U.S. Securities and Exchange Commission (the "SEC") as an exhibit to the Registration Statement and the incorporation by reference of this opinion in a Combined Tender Offer Statement on Schedule TO and Rule 13E-3 Transaction Statement on
Schedule 13E-3 filed with the SEC under cover of Schedule TO ("Schedule TO"), and any and all amendments to the Registration Statement or Schedule TO and to the references to us therein. We also consent to the filing of this opinion as an exhibit to any subsequent registration statement filed by AXA pursuant to Rule 462(b) under the U.S. Securities Act of 1933 relating to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.


Yours faithfully,
/s/ GILLES ENDREO
Gilles Endreo
Avocat a la Cour
LINKLATERS